POWER OF ATTORNEY
The undersigned, in her capacity as a member of the Board of Directors of The Hartford Financial Services Group, Inc. (the "Company"), does hereby appoint each of Terence D. Shields, Anthony J. Salerno, Jr., Kevin F. Barnett and Kaitlin Humble, his true and lawful attorney, to execute and file any and all reports that such attorney deems necessary or advisable to enable the undersigned to comply with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder (the "Act"), and any and all amendments thereto, and all other documents necessary or incidental in connection therewith, and to file or cause to be filed said reports and/or documents with the Securities and Exchange Commission. Said attorneys shall each have full power and authority to do and perform, in the name and on behalf of the undersigned, in any and all capacities, each and every act requisite or necessary to be done in the exercise of any of the rights and powers herein granted, as fully and to all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of any of said attorneys.

This authorization shall supersede all prior authorizations to act for the undersigned with respect to securities of the Company in these matters and will remain in full force and effect until the undersigned is no longer required to file reports under Section 16(a) of the Act, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 1st day of October, 2024.

/s/ Michael J. Fish